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                                                                   EXHIBIT 4.07


               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                             6-5/8% NOTES DUE 2002

NO. 001                                                        PRINCIPAL AMOUNT
CUSIP NO. 22575P AE 3                                              $150,000,000


      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.


      Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars on September 15, 2002 (the "Maturity Date"), and to pay interest thereon semiannually in arrears on September 15 and March 15 of each year (each, an "Interest Payment Date"), commencing on September 15, 1998 (but computed for the initial Interest Period (as defined below) as if interest had accrued on the full principal amount hereof beginning on March 15, 1998), and on the Maturity Date, at a rate of 6-5/8% per annum (together with any Additional Ratings Interest that the Issuer may be required to pay, as described on the reverse hereof), until payment of said principal sum has been made or duly provided for.

      The interest so payable and punctually paid or duly provided for on an Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be the date 15 calendar days (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be less than five Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days


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preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts with a drop facility maintained in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Boston, Massachusetts as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

      Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

      "Business Day" means any day, other than a Saturday or a Sunday on which banking institutions in New York, New York, Boston, Massachusetts or St. Louis, Missouri are not required or authorized by law or executive order to close. An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including March 15, 1998, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the succeeding Business Day. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date.

      Payments of principal and interest in respect of this Note will be made by U.S. dollar check or by wire transfer (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $5,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      The Holder of this Security is entitled to the benefits of and is subject to the obligations contained in a Registration Rights Agreement (subject to the provisions thereof), dated as of September 22, 1997, between the Issuer and the Initial Purchasers (the "Registration Rights Agreement").

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

      This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.



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         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


Dated:  July 2,  1998                 CRESCENT REAL ESTATE EQUITIES
                                      LIMITED PARTNERSHIP, as Issuer

                                  By: CRESCENT REAL ESTATE EQUITIES,
                                      LTD., not individually but as General
                                      Partner

                                      By: /s/ Gerald W. Haddock
                                         ------------------------------
                                          Gerald W. Haddock
                                      Its: President and Chief Executive Officer

                                      and By: /s/ Dallas E. Lucas
                                             ------------------------------
                                              Dallas E. Lucas
                                      Its:    Chief Financial Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                      STATE STREET BANK AND TRUST
                                      COMPANY OF MISSOURI, N.A.


                                      By: /s/ Robert Clasquin
                                         ------------------------------




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                               [REVERSE OF NOTE]
               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                             6-5/8% NOTES DUE 2002

      This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 22, 1997 (herein called the "Indenture"), duly executed and delivered by the Issuer to State Street Bank and Trust Company of Missouri, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 6-5/8% Notes due 2002 of the Issuer (the "Notes"), limited in aggregate principal amount to $150,000,000.

      In case an Event of Default with respect to the 6-5/8% Notes due 2002 shall have occurred and be continuing, the principal hereof and Make-Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

      The Issuer may redeem the Securities, at any time in whole or from time to time in part, at the election of the Issuer, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities (the "Redemption Price"). Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed. If less than all the Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption to the Holders (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Notes to be redeemed in whole or in part.

      Subject to certain limitations in the Indenture, at any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security (as defined in the Registration Rights Agreement) the Issuer will promptly furnish or cause to be furnished Rule 144A Information (as defined in the Registration Rights Agreement) to such Holder of Restricted Securities, or to a prospective purchaser of any security designated by any such Holder to the extent required to permit compliance by such Holder with Rule 144A under the Securities Act in connection with the resale of any such security.

      The Issuer has agreed to obtain a rating of the 6-5/8% Notes due 2002 issued by the Issuer on September 22, 1997 (the "Original Notes") and/or the Notes from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, and Moody's Investors Service, Inc. (each, a "Rating Agency,"


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and together, the "Rating Agencies"). If, within the period from September 22,
1997 to September 22, 1998, (i) either Rating Agency at any time (a) assigns a rating to a series of the Original Notes or the Notes, as applicable, that is not in one of such Rating Agency's generic rating categories which signifies investment grade (an "Investment Grade Rating"), or (b) withdraws any rating for a series of Original Notes or the Notes, as applicable, and does not promptly assign a new rating, or (ii) either Rating Agency fails to assign any rating for a series of the Original Notes or the Notes, as applicable, to a series of the Original Notes or the Notes, as applicable, then the interest rate for such series shall increase by 37.5 basis points (the "Rating Adjustment" and the interest to be paid as a result of a Rating Adjustment, the "Additional Ratings Interest") on the date on which such series is rated with other than an Investment Grade Rating, the date a rating for any series is withdrawn, or September 22, 1998 if no rating is assigned, as the case may be. In the case of clause (i) above, from and after such date, if any, September 22, 1998, if such series becomes rated by such Rating Agency with an Investment Grade Rating, then the Rating Adjustment shall be eliminated, until such time as it would otherwise again be applicable. The interest rate for each series of Original Notes or Notes, as applicable, shall be fixed on September 22, 1998 for the remainder of the term of such series. Notwithstanding anything to the contrary contained herein, if at any time within the period from September 22, 1997 to September 22, 1998, both Rating Agencies shall have rated any series of Original Notes or Notes with an Investment Grade Rating, the Rating Adjustment shall be eliminated for the remainder of the term of such series of Original Notes or Notes.

      Whenever in this Security there is a reference, in any context, to the payment of the principal of, Make-Whole Amount, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Ratings Interest payable as described above to the extent that, in such context, Additional Ratings Interest is, was or would be payable in respect of such Security and express mention of the payment of Additional Ratings Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Ratings Interest in those provisions of this Security where such express mention is not made.

      The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders


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and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, Make-Whole Amount, if any, or interest hereon (including any Additional Ratings Interest) on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest (including Additional Ratings Interest, as described herein) on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in Boston, Massachusetts, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

      This Security is not subject to a sinking fund requirement.

      Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in Boston, Massachusetts, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount, if any, interest or any other amounts due, or claimed to be due, on this Security), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against the General Partner or any other partner, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or the General Partner or of any successor, either directly or through the Issuer or the General Partner or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.


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      Prior to due presentation of a Security for registration of transfer, the
Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions herein and on the face hereof; interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.




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                  ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

      To assign this Security fill in the form below:

      (I) or (we) assign and transfer this Security to

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    (Insert assignee's social security or tax identification number, if any)

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             (Print or type assignee's name, address and zip code)

      Your signature:
                     ----------------------------------------------------------
                              (Sign exactly as your name appears on
                                  the other side of this Security)

      Date:
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      Signature Guarantee:*
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*     Signature must be guaranteed by a commercial bank, trust company or member firm or a major stock exchange




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